EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 6, 2006 on the financial statements of Teeka Tan Products, Inc. for the years ended December 31, 2005 and 2004 included in Amendment No. 1 to the registration statement on Form SB-2 of Teeka Tan Products Inc., and to the reference to our firm under the heading "Experts" in the prospectus.


                                        /s/ Webb & Co., P.A.
                                        WEBB & CO, P.A.

Boynton Beach, Florida
February 2, 2007